EXHIBIT 99.2

                            ASSET PURCHASE AGREEMENT

                  This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of April 29, 2002, is made and entered into by and among Vascular Solutions, Inc., a Minnesota corporation ("Buyer"), and the secured parties listed on the signature page hereto (the "Secured Parties").

                                    RECITALS

                  WHEREAS, the Secured Parties made a loan to Angiosonics, Inc. ("Angiosonics") in the original aggregate principal amount of Two Million, Five Hundred and Seven Thousand Three Hundred and Sixty Dollars, evidenced in part by certain convertible promissory notes (the "Notes");

                  WHEREAS, the obligations of Angiosonics under the Notes (the "Indebtedness") were secured, in part, by a general business security agreement (as amended, the "Security Agreement") dated as of February 19, 2001 which granted to the Secured Parties a security interest in, among other things, all of Angiosonics' inventory, equipment, accounts and general intangibles and products and proceeds thereof, and (b) a Patent Security Agreement (the "Patent Security Agreement") dated as of December 6, 2001, and a related Assignment for Security, which granted to the Secured Parties a security interest in, among other things, all of Angiosonics' Patents (as defined therein) (all of the foregoing property, the "Collateral").The security interest in favor of the Secured Parties in the Collateral was perfected by the filing of various financing statements with the North Carolina and Delaware Secretaries of State, and an assignment of the Patents for security was filed with the United States Patent and Trademark Office;

                  WHEREAS, Angiosonics has defaulted under the terms of the Notes. As of the date hereof, Angiosonics' Indebtedness is approximately $2,500,000.00 plus accrued interest and costs and expenses allowed pursuant to the terms of the Notes;

                  WHEREAS, Angiosonics, is engaged in, among other things, the business of developing, manufacturing, marketing and selling a medical device for intravascular lysis utilizing ultrasonic technology (the "Business"); and

                  WHEREAS, the Secured Parties wish to sell, and Buyer wishes to buy, certain assets of Angiosonics included in the Collateral described herein in a manner pursuant to the provisions of the Uniform Commercial Code as now in effect in the State of North Carolina (the "UCC") on the date on which all conditions precedent specified in Section 6 below have been satisfied (or waived by the applicable party).

                  NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements and the conditions set forth in this Agreement, Buyer and the Secured Parties hereby agree as follows:

                                    ARTICLE I

                  TRANSFER OF ASSETS; ASSUMPTION OF LIABILITIES

                  1.01 Transfer of Assets. On the terms and subject to the conditions set forth in this Agreement, the Secured Parties shall, at the Closing (as defined in Section 3.01 hereof), sell, transfer and assign to Buyer, and Buyer shall purchase and acquire from the Secured Parties, all of Angiosonics' right, title and interest, as of the Closing Date (as defined in Section 3.01 hereof), in and to all of the assets of Angiosonics comprising Collateral related to, or used by Angiosonics in conjunction with, the Business (collectively, the "Assets"), as listed below:

                  (a) Assignment of the entire right, title and interest to (i) US Patent No. 5,163,421, "In Vivo Ultrasonic System with Angioplasty and Ultrasonic Contrast Imaging," (ii) US Patent No. 5,269,297, "Ultrasonic Transmission Apparatus," (iii) US Patent No. 5,971,949, "Ultrasound Transmission Apparatus and Method of Using Same," and (iv) US Patent No. 6,241,703 Ultrasound Transmission Apparatus Having a Tip," (the "Patents" and jointly the "Acolysis System"), as well as any and all international counterparts, continuations, divisional, reexaminations, and reissues claiming priority to any of the Patents, and the rights to institute or maintain any action or investigation for and to recover damages for any past infringement thereof or any actions of unfair competition relating thereto;

                  (b) An irrevocable, royalty free worldwide exclusive license (the "Invasive Technology License") to use, sell, make and have made all products and apparatus in connection with invasive thrombolysis treatment in the vascular coronary and peripheral systems, of the technology and inventions underlying (i) US Patent No. 6,113,558, "Pulsed Mode Lysis Method," and (ii) US Patent No. 5,984,882 Methods for Prevention and Treatment of Cancer and Other Proliferate Diseases with Ultrasonic Energy," as well as any and all international counterparts, continuations, divisional, reexaminations, and reissues claiming priority to any of these patents, with the terms of this Invasive Technology License described in Article VIII herein;

                  (c) All rights in and to all trade secrets, copyrights and other Non-patent intellectual property related to Angiosonics' Acolysis System, as it relates to invasive thrombolysis;

                  (d) All rights in and to the Acolysis trademark and any other trademarks presently used with Angiosonics' Acolysis System (to the extent such exist);

                  (e) All inventory, work-in-process and raw components for the base unit, probe, transducer, horn and all other components for Angiosonics' Acolysis System as listed on Schedule 1.01(e);

                  (f) All fixtures for the manufacture, production, packaging, service and repair of Angiosonics' Acolysis System as listed in
         Schedule 1.01(f);


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


                  (g) All documentation, records, manufacturing processes, prints, validation (including software validation), test reports and all other records of the design, development, testing, manufacture and sale of Angiosonics' Acolysis System and any predecessors or modifications to the Acolysis System;

                  (h) All base units of Angiosonics' Acolysis System that have been installed in the field under any lease, deferred payment, or commitment program to the extent of any remaining ownership by Angiosonics; provided, however, that no liability or indemnification may be asserted against the Secured Parties for any payments due to or from such holders of possession of such systems, their use or their condition; and

                  (i) All rights to any regulatory approvals, including FDA applications for approval and CE Mark approvals and applications for approval, directed to use of Angiosonics' Acolysis System for invasive use in a medical procedure, together with all documentation, filings, correspondence and other materials related to such approvals or applications.

                  1.02 Excluded Liabilities. Buyer shall not assume, and nothing contained in this Agreement shall be construed as an assumption by Buyer of, any liabilities, obligations or undertakings of the Secured Parties or Angiosonics of any nature whatsoever, whether accrued, absolute, fixed or contingent, known or unknown due or to become due, unliquidated or otherwise. Angiosonics shall be responsible for all of the liabilities, obligations and undertakings of Angiosonics.

                                   ARTICLE II

                                 PURCHASE PRICE

                  2.01 Amount. The total purchase price (the "Purchase Price") for the Assets shall be One Million Five Hundred Thousand Dollars ($1,500,000).

                  2.02 Manner of Payment. Buyer shall pay the Purchase Price to Tulchinsky Stern Trust Co. Ltd, as agent for the Secured Parties (the "Agent") on the Closing Date by wire transfer of immediately available funds to such account or accounts as Agent may designate in writing to Buyer no later than two business days before the Closing Date.

                  2.03 Allocation of Purchase Price. Buyer has allocated the Purchase Price among the Assets as set forth on Exhibit A hereto, which exhibit shall be updated as of the Closing Date in such a manner as determined by Buyer after taking into account any appraisals which may be obtained by Buyer, the applicable Treasury Regulations and the fair market value of such items. The Secured Parties hereby, for tax purposes, accept the allocation of the Purchase Price as set forth on Exhibit A and hereby covenant and agree that they will not take any position inconsistent with such allocation with any taxing authority.


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


                                   ARTICLE III

                                     CLOSING

                  3.01 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, Minneapolis, Minnesota at 10:00 a.m. on April 29, 2002 or at such other place and on such other date as is mutually agreeable to Buyer and the Secured Parties after all of the closing deliveries set forth in Article VI hereof have been made (or waived by the party entitled to the benefit of such deliveries). The date on which the Closing occurs is referred to herein as the "Closing Date," and the Closing shall be deemed effective as of 10:00 a.m., Minneapolis time, on the Closing Date.

                  3.02 General Procedure. At the Closing, each party shall deliver to the party entitled to receipt thereof the documents required to be delivered pursuant to Article VI hereof and such other documents, instruments and materials (or complete and accurate copies thereof, where appropriate) as may be reasonably required in order to effectuate the intent and provisions of this Agreement, and all such documents, instruments and materials shall be satisfactory in form and substance to counsel for the receiving party. The conveyance, transfer, assignment and delivery of the Assets shall be effected by the Secured Parties' execution and delivery (or Agent's execution and delivery on behalf of any non-signatory Secured Party) to Buyer of a bill of sale substantially in the form attached hereto as Exhibit B (the "Bill of Sale") a patent assignment substantially in the form attached hereto as Exhibit C (the "Patent Assignment"), a trademark assignment substantially in the form attached hereto as Exhibit D (the "Trademark Assignment"), and such other instruments of conveyance, transfer, assignment and delivery as Buyer shall reasonably request to cause the Secured Parties to transfer, convey, assign and deliver the Assets to Buyer.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF THE SECURED PARTIES

                  The Secured Parties hereby severally (with the representations being deemed made separately by each Secured Party and, as applicable, only relating to the Secured Party making such representation and warranty) represent and warrant to Buyer the following, with all other representations and warranties, whether expressed, implied, or arising by operation of law, and including, without limitation, any warranty of merchantability or fitness for a particular purpose being disclaimed:

                  4.01 Incorporation and Corporate Power. Each Secured Party that is not a natural person is either (i) a limited partnership or (ii) a corporation, organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or limited partnership power and authority and all corporate or limited partnership authorizations to execute, deliver and perform all of its respective obligations under this Agreement.


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


                  4.02 Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by each Secured Party that is not a natural person and the consummation of the transactions contemplated hereby have been duly and validly authorized by such Secured Party's Board of Directors or partners (as applicable), and no other corporate or limited partnership proceedings on the part of any party are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by the Secured Parties and, assuming that this Agreement is the valid and binding agreement of Buyer, constitutes the valid and binding obligation of the Secured Parties, enforceable in accordance with its terms.

                  4.03 Authority; No Breach. The Secured Parties that are not natural persons have the requisite corporate or other entity power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by each of the Secured Parties and the consummation of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, or constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge, or encumbrance upon any of the Assets or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the organizational documents of the Secured Parties or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which the Secured Parties are bound or affected (other than consents required under Section 6.01(i) hereof), or any law, statute, rule or regulation or order, judgment or decree to which the Secured Parties are subject.

                  4.04 Governmental Authorities; Consents. The Secured Parties are not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it or him of this Agreement or the consummation of the transactions contemplated hereby due to the specific nature or attributes of such Secured Party. No consent, approval or authorization of any governmental or regulatory authority is required to be obtained by any of the Secured Parties in connection with its or his execution, delivery and performance of this Agreement due to the specific nature or attributes of such Secured Party.

                  4.05 Right to Foreclose; No Prior Transfers by Secured Parties. Each Secured Party severally represents and warrants that the Secured Parties as a group possess the right and power to foreclose upon the Assets and transfer them to the Buyer. The Secured Parties also have not heretofore sold, assigned, transferred or otherwise encumbered any or all of their right and interest in the Assets.

                  4.06 Tax Matters.

                  (a) To the Secured Parties knowledge, there are no liens for Taxes upon any of the Assets, and no proceedings have been commenced by any federal or state agency to create or impose any liens for Taxes upon any of the Assets.

                  (b) For purposes of this Agreement, the term "Taxes" means all taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding,


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


         payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon Angiosonics.

                  4.07 Litigation. To the Secured Parties' knowledge, except for the demand made on behalf of Lipolisys, Inc. on April 19, 2002, a copy of which as been given to the Buyer, there are no actions, suits, proceedings, orders or investigations pending or threatened against Angiosonics concerning the Assets at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which would be reasonably expected to in any way interfere with the consummation of the transactions contemplated by this Agreement, effect the right and title of the Buyer to the Assets or expose the Buyer to any liability arising from ownership of the Assets.

                  4.08 No Stay of Action. To the Secured Parties' knowledge, no stay, injunction, or order or decree of similar effect by any court or governmental entity having jurisdiction over Angiosonics or the Secured Parties is in effect prohibiting the Secured Parties from foreclosing on the Assets and selling such Assets to Buyer.

                  4.09 Brokerage. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Secured Parties.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby represents and warrants to the Secured Parties that:

                  5.01 Incorporation and Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, with the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

                  5.02 Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by Buyer and, assuming that this Agreement is the valid and binding agreement of the other parties hereto, constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms.

                  5.03 No Breach. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of Buyer, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Articles of Incorporation of Buyer or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which Buyer is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which Buyer is subject.

                  5.04 Governmental Authorities; Consents. Buyer is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Buyer in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby.

                  5.05 Brokerage. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

                                   ARTICLE VI

                               CLOSING DELIVERIES

                  6.01 Closing Deliveries of the Secured Parties. At or prior to the Closing, the Secured Parties shall deliver to Buyer all of the following:

                  (a) The Bill of Sale, executed by the Secured Parties (or Agent);

                  (b) The Patent Assignment, executed by the Secured Parties (or Agent);

                  (c) The Trademark Assignment, executed by Secured Parties (or Agent);

                  (d) A Partial Release of Collateral Assignment of Patents in substantially the form attached hereto as Exhibit E (the "Partial Release of Collateral Assignment"), executed by the Secured Parties;

                  (e) Certified copies of all governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby, if any;

                  (f) All of Angiosonics' books and records used in connection with the Business and related to the Assets, to the extent constituting Collateral and available to the Secured Parties, which shall be delivered to the Buyer "where is";

                  (g) Legal Opinion of Tulchinsky & Stern satisfactory to Buyer concerning the due execution of the Asset Purchase Agreement and other related documents, and


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


                  (h) Such other certificates, documents and instruments as Buyer reasonably requests related to the transactions contemplated hereby.

                  6.02 Closing Deliveries of Buyer. At or prior to the Closing, Buyer shall deliver all of the following:

                  (a) A wire transfer in immediately available, lawful U.S. funds in the amount of the Purchase Price; and

                  (b) A copy of the text of the resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated hereby, along with a certificate executed on behalf of Buyer by its secretary certifying to the Secured Parties that such copy is a true, correct and complete copy of such resolutions, and that such resolutions were duly adopted and have not been amended or rescinded.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

                  7.01 Tax Matters. All Taxes on income imposed in connection with the sale of the Assets shall be borne by the Secured Parties. All other Taxes imposed in connection with the transfer and sale of the Assets shall be borne by the Secured Parties, provided that Buyer shall be responsible for any use taxes in connection with its use of the Assets after the Closing and any taxes resulting from the transfer of any Assets to other locations after the Closing.

                  7.02 Consulting Agreements. The Secured Parties shall use their best efforts to persuade those employees of Angiosonics selected by Buyer, in its sole discretion, to enter into consulting agreements with Buyer for a minimum period of six months following the Closing for the purpose of facilitating Buyer's understanding and use of the Assets.

                                  ARTICLE VIII

                         LICENSE OF INVASIVE TECHNOLOGY

                  8.01 Exclusive License.

                  (a) The Secured Parties pursuant to North Carolina
         Stat. ss.25-9-610(a) grant to the Buyer and its successors in interest, the exclusive right and license (the "Invasive Technology License") in the United States of America, its territories and dependencies, to use, sell , make, and have made any product, apparatus, or method containing or using technology and inventions underlying in U.S. Patents No. 6,113,558 and 5,984,882, and to any invention in a continuation, continuation-in-part, divisional, reexamination, design patent or reissue, whether issued or applied for, claiming priority from the 6,113,558 and 5,984,882 patents insofar as such products, apparatus or methods relate to invasive thrombolysis treatment in the vascular coronary and peripheral systems.

                  (b) The Secured Parties also grant to the Buyer and its successors in interest, the exclusive right and license to use, sell, make, and have made any product, apparatus, or method containing or using technology and inventions underlying any foreign patent, certificate of invention, petty patent, or design patent claiming priority from the 6,113,558 and 5,984,882 patents, to the extent allowed by the respective law of the issuing country, insofar as such products, apparatus or methods relate to invasive thrombolysis treatment in the vascular coronary and peripheral systems.

                  8.02 Term. This agreement shall run to the end of the term of the last to expire patent, certificate of invention, petty patent, or design patent issued or granted which is subject to this agreement. The Secured Parties, its successors in interest, assignees, or any other party which acquires an interest in any of the patents or patent applications subject to this agreement does not retain a right to terminate this agreement.

                  8.03 Powers of Buyer. The Buyer is empowered to:

                  (a) To bring suit in its own name or, if required by law, jointly with the Secured Parties , at its own expense and on its own behalf, for infringement of any patent, certificate of invention, petty patent, or design patent issued or granted which is subject to this agreement;

                  (b) In any such suit to enjoin infringement and to collect for its use, damages, profits, and awards of whatever nature recoverable for such infringement;

                  (c) To settle any claim or suit for infringement of any patent, certificate of invention, petty patent, or design patent which is subject to this agreement; and

                  (d) To act on behalf of the Secured Parties with respect to the maintenance of any patent, certificate of invention, petty patent, design patent, or patent application which is subject to this agreement.

                                   ARTICLE IX

                            SURVIVAL; INDEMNIFICATION

                  9.01 Reliance and Survival of Representations and Warranties and Covenants. Notwithstanding any investigation made by or on behalf of the parties hereto or the results of any such investigation, and notwithstanding the participation of the parties in the Closing, each party shall be deemed to have relied on the representations, warranties and covenants of the other parties and the indemnification obligations of the Secured Parties and Buyer with respect thereto, shall survive the Closing for twelve months following the Closing; provided, however, that the representations and warranties contained in Sections
4.06 and the indemnification obligations of the Secured Parties with respect thereto, shall survive the Closing for a period of six months after all


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


applicable statutes of limitations with respect to any claims governing the respective matters set forth therein have expired. Notwithstanding any provision contained herein to the contrary, with respect to any specific representation or warranty under which a party shall have made a claim for indemnification hereunder prior to the expiration of the survival periods set forth above and as to which such claim has not been completely and finally resolved prior to the expiration of the applicable survival period, such representation or warranty shall survive for the period of time beyond the expiration of the applicable survival period sufficient to resolve, completely and finally, the claim relating to such representation or warranty.

                  9.02 Indemnification by the Secured Parties. Subject to the limitations of Sections 9.01 and 9.04, the Secured Parties jointly and severally agree to indemnify in full, defend and hold harmless Buyer, its respective officers, directors, employees, agents and shareholders (collectively, the "Buyer Indemnified Parties") against any actual loss, expense or cost (including reasonable attorneys' fees and expenses, but excluding incidental, consequential and punitive damages of the Buyer Indemnified Parties and lost profits of the Buyer Indemnified Parties) (collectively, "Losses"), whether or not involving a third-party Claim (as defined in Section 9.04(a)) or actually incurred or paid (provided that notice of the claim for indemnification was given) prior to the expiration of the indemnification obligation of the Secured Parties hereunder, which the Buyer Indemnified Parties may suffer, sustain or become subject to, as a result of any of the following:

                  (a) any misrepresentation in any of the representations and warranties of the Secured Parties contained in this Agreement or the agreements attached as exhibits hereto (the "Related Agreements") or any schedules, certificates or other documents delivered or to be delivered by or on behalf of the Secured Parties pursuant to the terms of this Agreement or otherwise referenced or incorporated in this Agreement (collectively, the "Seller Related Documents"); or

                  (b) any breach of, or failure to perform, any agreement or covenant of the Secured Parties contained in this Agreement or any of Seller Related Documents.

                  9.03 Indemnification by Buyer. Subject to the limitations of
Section 9.01, Buyer agrees to indemnify in full, defend and hold harmless the Secured Parties (collectively, the "Seller Indemnified Parties") against any Losses (including reasonable attorneys' fees and expenses, but excluding incidental, consequential and punitive damages of the Seller Indemnified Parties and lost profits of the Seller Indemnified Parties) , whether or not involving a third-party Claim or actually incurred or paid (provided that notice of the claim for indemnification was given) prior to the expiration of the indemnification obligations of Buyer hereunder, which the Seller Indemnified Parties may suffer, sustain or become subject to as a result of any of the following:

                  (a) any misrepresentation in any of the representations and warranties of Buyer contained in this Agreement or any schedules, certificates, the Related Agreements, or other documents delivered or to be delivered by or on behalf of Buyer pursuant to the terms of this Agreement or otherwise referenced or incorporated in this Agreement (collectively, the "Buyer Related Documents" and, together with Seller Related Documents, the "Related Documents");


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


                  (b) any breach of, or failure to perform, any agreement or covenant of Buyer contained in this Agreement or any of the Buyer Related Documents.

                  9.04 Method of Asserting Claims. As used herein, an "Indemnified Party" shall refer to a Buyer Indemnified Party or a Seller Indemnified Party, as applicable, and the "Indemnifying Party" shall refer to the party or parties hereto obligated to indemnify such Indemnified Party.

                  (a) In the event that any of the Indemnified Parties is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party for the liability or the costs or expenses of which are Losses (any such third party action or proceeding being referred to as a "Claim"), then such Indemnified Party shall give the Indemnifying Party prompt notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall be entitled to contest and defend such Claim; provided, that the Indemnifying Party (i) has a reasonable basis for concluding that such defense may be successful and (ii) diligently contests and defends such Claim. Notice of the intention so to contest and defend shall be given by the Indemnifying Party to the Indemnified Party within 15 business days after the Indemnified Party's notice of such Claim (but, in any event, at least five business days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by the Indemnifying Party. If the Indemnifying Party fails to give such notice or assume such defense, then the Indemnified Party shall be entitled to undertake such defense and its reasonable costs and expenses (including, without limitation, attorney fees and expenses) shall be included in the Loss to be indemnified by the Indemnifying Party. If the Indemnifying Party elects to contest and defend a Claim, the Indemnified Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Indemnified Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent, any interests of the Indemnified Parties, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Indemnified Party elects to participate in such defense, the Indemnified Party will cooperate with the Indemnifying Party in the conduct of such defense. Neither the Indemnified Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if (i) a Claim seeks equitable relief, (ii) the subject matter of a Claim relates to the ongoing business of any of the Indemnified Parties, which Claim, if decided against any of the Indemnified Parties, would materially adversely affect the ongoing business or reputation of any of the Indemnified Parties, or (iii) the Indemnified Parties would not be fully indemnified with respect to such Claim, then, in each such case, the Indemnified Parties alone shall be entitled to contest, defend and settle such Claim in the first instance and, if the Indemnified Parties do not contest, defend or settle such Claim, the Indemnifying Party shall then have the right to contest and defend (but not settle) such Claim.

                  (b) In the event any Indemnified Party should have a claim for indemnification against any Indemnifying Party (whether such claim does not involve a Claim or involves a settled or resolved Claim which the Indemnifying Party has not defended for any reason, or a Claim from which an Indemnified Party has suffered Losses by reason of the Indemnifying Party's failure to adequately represent a Indemnified Party's interests or otherwise to indemnify the Indemnified Party), the Indemnified Party shall deliver a notice of such claim to the Indemnifying Party, setting forth in reasonable detail the identity, nature and estimated amount of Losses (if reasonably determinable) related to such claim or claims, with reasonable promptness and in all events prior to the expiration of the Indemnifying Party's indemnification obligation hereunder. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such notice or fails to notify the Indemnified Party within 20 days after delivery of such notice by the Indemnified Party whether the Indemnifying Party disputes the claim described in such notice, the Loss in the amount specified in the Indemnified Party's notice will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute for a period of at least 30 days.

                  9.05 Limitations on Indemnification.

                  (a) Notwithstanding any provision contained herein to the contrary, none of the Secured Parties shall have any obligation to provide indemnification pursuant to Section 9.02 in an amount greater than the portion of the Purchase Price received directly or indirectly by such Secured Party pursuant to this Agreement.

                  (b) Any indemnification payable under this Article IX shall be, to the extent permitted by law, an adjustment to purchase price. The amount of any indemnification to be paid under this Article IX shall be computed after giving effect to any tax benefits actually realized by the Indemnified Party and any insurance proceeds actually received by the Indemnified Party, after taking into account the tax consequences of the receipt of any indemnity payment hereunder.

                  9.06 Materiality. Notwithstanding any provision in this Agreement to the contrary, the Indemnifying Party's obligation to indemnify the Indemnified Party in connection with a breach of any representation, warranty, covenant or other agreement included in this Agreement or any of the Closing Agreements, and the amount of Losses to be indemnified, shall be determined without regard to any "materiality" (or correlative meanings) or "Material Adverse Effect" qualifications, provisions or exceptions set forth in such representation, warranty, covenant or other agreement, each of which shall be deemed to be given for the purposes of this Article IX as though there were no such qualifications, provisions or exceptions.

                                    ARTICLE X

                                  MISCELLANEOUS

                  10.01 Press Releases and Announcements. Neither party hereto shall issue any press release (or make any other public announcement) related to this Agreement or the transactions contemplated hereby or make any announcement to the employees, customers or suppliers of Angiosonics without prior written approval of the other party hereto, except as may be necessary, in the opinion of counsel to the party seeking to make disclosure, to comply with the requirements of this Agreement or applicable law. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties. The Buyer's obligations with respect to this Section 10.01 shall be satisfied upon consulting with and receiving approval of the Agent.

                  10.02 Expenses. The Secured Parties and Buyer will pay all of their own expenses (including attorneys' and accountants' fees) incurred in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

                  10.03 Further Assurances. Each of the Secured Parties agrees that, on and after the Closing Date, it or he shall take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

                  10.04 Amendment and Waiver. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed Closing to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

                  10.05 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or three business days after being mailed by first class U.S. mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to Buyer and the Secured Parties will, unless another address is specified in writing, be sent to the address indicated below:

Notice to Buyer:                          with a copy to:
---------------                           --------------

Vascular Solutions, Inc.                  Dorsey & Whitney LLP
2495 Xenium Lane North                    50 South Sixth Street
Minneapolis, MN 55441                     Minneapolis, MN 55402
Attention: Chief Executive Officer        Attention: Timothy S. Hearn, Esq.
Telecopy: (763) 656-4250                  Telecopy: (612) 340-8738

                        Notices to the Secured Parties:
                        ------------------------------

Gemini Systems Corporation NV             Gemini Israel II Parallel Fund LP
Landhuis Joonchi Kaya                     Hamenofim 9 St.
Richard J. Beaujon z/n                    Hertzelia Industrial Zone 46733
P.O. Box 837, Curacao                     Israel
Netherlands Antilles                      Attention: Yossi Sela/Ed Mlavsky
Attention: Intertrust (Curacao) NV        Telecopy: (972) 9-9584842
Telecopy: (41) 1-2545599
                                          Gemini Partner Investors LP
Advent PGGM Gemini LP                     Hamenofim 9 St.
Hamenofim 9 St.                           Hertzelia Industrial Zone 46733
Hertzelia Industrial Zone 46733           Israel
Israel                                    Attention: Yossi Sela/Ed Mlavsky
Attention: Yossi Sela/Ed Mlavsky          Telecopy: (972) 9-9584842
Telecopy: (972) 9-9584842

Gemini Israel II LP                       Van Moer Santerre & Co.
Hamenofim 9 St.                           Societe de Bourse
Hertzelia Industrial Zone 46733           Bd. Du Souverain, 100 - 1170 Bruxelles
Israel                                    Attention: ________________
Attention: Yossi Sela/Ed Mlavsky          Telecopy: (32) 2-5126085
Telecopy: (972) 9-9584842

Edgar C. Harell
Murata Business Center
________________________
Attention: _____________
Telecopy: (717) 249-5444

with copies to:
--------------

Tulchinsky - Stern & Co., Adv.
22 Kanfey Nesharim St.
Jerusalem 95464
Israel
Attention: Doron Stern
Telecopy: (972) 2-651-3133

                  10.06 Binding Effect; Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party hereto.

                  10.07 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be binding and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  10.08 Complete Agreement. This Agreement, the Related Agreements, the Exhibits hereto, the Disclosure Schedule and the other documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

                  10.09 Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

                  10.10 Governing Law. The internal law, without regard to conflicts of laws principles, of the State of Minnesota shall govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the day and year first above written.

                                        VASCULAR SOLUTIONS, INC.


                                        By:
                                            ------------------------------------
                                            Howard C. Root
                                            Its: Chief Executive Officer


                                        GEMINI ISRAEL II LP


                                        By:
                                            ------------------------------------

                                            ------------------------------------
                                            Its:
                                                 -------------------------------


                                        GEMINI ISRAEL II PARALLEL FUND LP


                                        By:
                                            ------------------------------------

                                            ------------------------------------
                                            Its:
                                                 -------------------------------


                                        GEMINI SYSTEMS CORPORATION NV


                                        By:
                                            ------------------------------------

                                            ------------------------------------
                                            Its:
                                                 -------------------------------


                                        VAN MOER SANTERRE & CO.


                                        By:
                                            ------------------------------------

                                            ------------------------------------
                                            Its:
                                                 -------------------------------



                  [Signature Page to Asset Purchase Agreement]

                                        ADVENT PGGM GEMINI LP


                                        By:
                                            ------------------------------------

                                            ------------------------------------
                                            Its:
                                                 -------------------------------


                                        GEMINI PARTNER INVESTORS LP


                                        By:
                                            ------------------------------------

                                            ------------------------------------
                                            Its:
                                                 -------------------------------


                                        EDGAR C. HARRELL


                                        ----------------------------------------



                  [Signature Page to Asset Purchase Agreement]

                                  EXHIBIT LIST

Exhibit A        Allocation of Purchase Price
Exhibit B        Bill of Sale
Exhibit C        Patent Assignment
Exhibit D        Trademark Assignment
Exhibit E        Partial Release of Collateral Assignment
Exhibit F        Written Opinion of Counsel as to Due Execution


                               SCHEDULES

Schedule 1.01(e) Acolysis System Inventory
Schedule 1.01(f) Fixtures for Acolysis System

                                SCHEDULE 1.01(e)

                            ACOLYSIS SYSTEM INVENTORY


--------- ------------ -------------------------------
  ITEM      QUANTITY              DESCRIPTION
--------- ------------ -------------------------------
    1                  Shipping Material
--------- ------------ -------------------------------
    2                  Pedestal Assembly
--------- ------------ -------------------------------
    3                  Control Unit Parts
--------- ------------ -------------------------------
    4                  MAD060 Peripheral Probe Parts
--------- ------------ -------------------------------
    5                  System Materials
--------- ------------ -------------------------------
    6                  MAD048/MAD060 Common Parts
--------- ------------ -------------------------------
    7          9       F.G Control Unit Sales
--------- ------------ -------------------------------
    8                  F.G. Sterile Probes
--------- ------------ -------------------------------
    9         265      MAD060 Peripheral Probe
--------- ------------ -------------------------------
   10          45      MAD065 Ziggurat Probe
--------- ------------ -------------------------------
   11          99      MAD048 Coronary Probe
--------- ------------ -------------------------------
   12         125      Probes Quarantine MAD060
--------- ------------ -------------------------------

                                SCHEDULE 1.01(f)

                          FIXTURES FOR ACOLYSIS SYSTEM


=======================================================
ITEM                   DESCRIPTION
=======================================================
MANUFACTURING
1        Workbench Lab, No Riser
2        Air Clean Workstation (Mfg)
3        Programmable Life Fixture
4        Life Test Fixture - TAC 1
5        Cirrus Cable Tester
6        Processor Test Station
7        Oven - Grieve
COMPUTERS
8        PC Gateway P5-133
9        Monitor CrystalScan 700
10       * PC Pentium P5-166
11       * Monitor CrystalScan 70
12       Computer  G5-166 Pentium
13       Monitor CrystalScan 700
14       PC Gateway P5-133
15       Monitor, Mircle
16       Computer For Testing
17       Monitor, Mircle
18       Monitor/Server ADI 15"
19       PC (no brand name)
20       PC Gateway P5-133
21       Monitor, Mircle
EQUIPMENT
22       Camera Color CCD High P
23       Navitar Zoom Lens System
24       Clark-hess 2330 Sampling V-A-W Meter
25       Clark-hess 2330 Sampling V-A-W Meter
26       PRC 2000 Soldering Station
27       Metron QA-90 Electrical Safety Tester
28       EFD 1500XL Fluid Dispenser Digital
29       Tektronix TDS340A Digital Scope, 2 Ch 100MHz
30       Meter - Keithly 2001
31       Power Supply, Lab DC 135W GPR-3060D
32       Tektronix CFG280 11 MHZ Swp Function Gen.
33       Hypot 3565D Enhanced Safety Tester
34       HP 4149A IMP/G-P Analyzer
35       Multimeter Fluke Handheld
36       MicroScope Sterozoom 6 w/Stand
37       Fiber-Lite Series 180
38       Printer Fargo Pictura 310s
39       Commander 1900 Humidity Monitoring Controller
40       7 Metal wire Racks
TOOLS
41       Tool Box w/ Mfg tools
42       Misc Tools
43       Cutter - Martin Yale 7000E
44       Tool Crimper